UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2006

ACTEL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2061 Stierlin Court, Mountain View, California		94043-4655
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-318-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In compliance with a Securities and Exchange Commission’s Frequently Asked Questions Bulletin on Form 8-K issued on November 23, 2004, Actel Corporation (the "Company") is disclosing the following item, which the Securities and Exchange Commission may deem to be a material definitive agreement.

On April 20, 2006, the Compensation Committee of the Board of Directors of the Company (the "Committee") approved the terms of the 2006 Key Employee Incentive Plan (the "Bonus Program"), which applies to officers (including Section 16(b) executive officers) and key employees of the Company. The design of the Bonus Program is similar to the Company’s bonus programs in prior years, with incentive cash payments based on the achievement at specified levels of financial performance and individual performance.

Under the terms of the Bonus Plan, the bonus pool is based on two variables reflecting corporate financial performance: revenues and non-GAAP profits before tax (PBT). No bonuses are paid if a minimum threshold for PBT is not met, and total bonus payments may not exceed the maximum threshold of 12.8% PBT. The bonus pool for officers is subject to an additional adjustment, ranging from 80% to 120%, based on the Company’s performance relative to competitors.

Under the Bonus Program, each officer and key employee is assigned a target bonus level, expressed as a percent of annual salary, based on grade level. The target bonus levels range from 90% for the CEO and 60% for other executive officers to 10% for key employees at grade level 8. The Committee intends for the target bonus levels to be competitive with target bonuses for similar positions reported in independent, third-party published surveys.

The bonus payout calculation for key employees is subject to a performance adjustment based on the attainment of individual, departmental, and corporate goals. In addition, the CEO has the discretion to reduce or reallocate the bonuses of officers, and officers have the discretion to reduce or reallocate the bonuses of key employees in their departments, based on individual performance.

The Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any officer or key employee, and the Committee retains the discretion to reduce or refuse to authorize any awards under the Bonus Program despite the attainment of the specified objectives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

April 25, 2006	By:	Jon A. Anderson

Name: Jon A. Anderson
Title: Vice President of Finance